Exhibit 10.9

GUARANTY

THIS GUARANTY (the “Guaranty”) is executed as of the 18th day of December, 2012, by CNL HEALTHCARE TRUST, INC., a Maryland corporation (“Guarantor”) in favor of SYNOVUS BANK, a Georgia state banking corporation (together with its successors and assigns, “Lender”).

RECITALS:

A. CHT ACWORTH GA OWNER, LLC, a Delaware limited liability company (“Borrower”), has requested that Lender make a loan to Borrower in the principal sum of up to Fifteen Million Seventy-Three Thousand Forty-One and 00/100 Dollars ($15,073,041.00) in order to finance the construction of a new senior living facility containing 46 dementia care units and 46 assisted living units to be known as Dogwood Forest of Acworth (the “Facility”) in Acworth, Cobb County, Georgia. The Loan will be evidenced by Borrower’s Promissory Note of even date herewith (the “Note”) and that certain Loan Agreement by and between Lender and Borrower of even date herewith (the “Loan Agreement”), and will secured by, among other things, a Deed to Secure Debt and Security Agreement, of even date herewith (the “Security Instrument”) granting a first lien on the Facility and other property more particularly described therein (the “Mortgaged Property”). The Note, the Loan Agreement, the Security Instrument and the other documents, certificates, instruments and agreements executed by Borrower in connection with the Loan or to otherwise evidence or secure the Loan, and all renewals, supplements, or amendments thereto or a part thereof, are collectively referred to as the “Loan Documents.” Capitalized terms used herein without definitions shall have the meaning set forth in the Loan Agreement.

B. As a condition of making the Loan, Guarantor has agreed to guaranty payment of the Guaranteed Obligations (as defined below), subject to the terms and conditions set forth in this Guaranty.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1.

NATURE AND SCOPE OF GUARANTY

1.1 Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns, the payment and performance of the Future Operating Deficit Guaranty Obligations (as defined in Section 1.2), the Debt Service Reserve Fund (as defined in Section 1.3) and the Guaranteed Recourse Obligations of Borrower (as defined in Section 1.4) (collectively, the “Guaranteed Obligations”) as and when the same shall be due and payable. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2 Future Operating Deficit Guaranty Obligations. Guarantor hereby absolutely and unconditionally guarantees to Lender, commencing with the first fiscal quarter ending after the month which is 24 months after the date Facility opens for business (anticipated to be

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September 30, 2016) (the “First Test Date”), and for each quarter thereafter until the Termination Date (as defined below), the full and punctual payment of Operating Deficits incurred by the Facility during such quarter, provided that Guarantor’s obligation to fund such Operating Deficits shall in no event exceed One Million Seventy-Six Thousand Six Hundred Forty-Five and No/100 Dollars ($1,076,645.00) in the aggregate (the “Future Operating Deficit Guaranty Obligations”), and provided further that the Future Operating Deficit Guaranty Obligations will be due and payable only if the following conditions have occurred:

(a) First, Loan proceeds in the amount of the Budgeted Operating Deficits shall be have been fully advanced by Lender to Borrower pursuant to the Loan Agreement; and

(b) Second, as of the Determination Date, the Facility shall have failed to satisfy the following Debt Service Coverage Ratios:

(i)	for the First Test Date, a Debt Service Coverage Ratio for the Facility, tested on the basis of interest only payments due under the Loan, of not less than 1.0 to 1.0, tested based on the preceding calendar month;

(ii)	for the first quarter ending after the First Test Date, a Debt Service Coverage Ratio for the Facility, tested on the basis of interest only payments due under the Loan, of not less than 1.0 to 1.0, tested based on a trailing 3-calendar month basis;

(iii)	for the second quarter ending after the First Test Date, a Debt Service Coverage Ratio for the Facility, tested on the basis of interest only payments due under the Loan, of not less than 1.3 to 1.0, tested based on a trailing 6-calendar month basis;

(iv)	for the third quarter ending after the First Test Date, a Debt Service Coverage Ratio for the Facility, tested on the basis of interest only payments due under the Loan, of not less than 1.5 to 1.0, tested based on a trailing 9-calendar month basis;

(v)	for the fourth quarter ending after the First Test Date, and for all quarter thereafter until the Termination Date, a Debt Service Coverage Ratio for the Facility, tested on the basis of interest only payments due under the Loan, of not less than 1.5 to 1.0, tested based on a trailing 12-calendar month basis.

The Future Operating Deficits Guaranty Obligation shall, at Guarantor’s option, be satisfied by any of the following payment options set forth in paragraphs (c), (d) or (e) below:

(c) Guarantor shall elect to fund Operating Deficits directly to Borrower as a capital contribution on a monthly basis. In such event, Guarantor shall provide Lender with evidence of the amount of the additional Operating Deficit and the funding of the related capital contribution to Borrower (provided that if a Default or Event of Default has occurred and is continuing under the terms of the Loan, Guarantor shall, at Lender’s option, fund directly to Lender upon demand by Lender). Such evidence of funding shall be delivered to Lender together with a Guaranty Certificate executed by a financial officer of Guarantor, which Guaranty Certificate shall certify to the Lender the amount of the additional Operating Deficit and the related capital contribution funded by the Guarantor and the amount of the remaining Future Operating Deficit Guaranty Obligations and Lender shall evidence its agreement with such amounts by delivering its

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countersignature to the Guaranty Certificate to the Guarantor. If Lender fails to object to the amounts shown on the Guaranty Certificate or the evidence provided by the Guarantor within thirty (30) days of receipt from the Guarantor, such evidence and the Guaranty Certificate shall be deemed approved. Each capital contribution confirmed or deemed confirmed by Lender under this paragraph (a) by Guarantor shall reduce Guarantor’s liability for the Future Operating Deficit Guaranty Obligations on a dollar for dollar basis; or

(d) Guarantor shall deposit the sum of One Million Seventy-Six Thousand Six Hundred Forty-Five and No/100 Dollars ($1,076,645.00) with Lender in a reserve account, to be advanced by Lender to Borrower, provided that no Default or Event of Default has occurred, in order to finance Operating Deficits on a monthly basis; such reserve funds and the reserve account will be pledged to Lender to secure the Loan Obligations; or

(e) Guarantor shall make a reduction of Loan principal in the amount of One Million Seventy-Six Thousand Six Hundred Forty-Five and No/100 Dollars ($1,076,645.00).

Guarantor’s Future Operating Deficit Guaranty Obligations will remain in full force and effect until the earlier of (i) reduction of the Loan principal in accordance with subsection (e) above or (ii) such time as Facility has maintained a Debt Service Coverage Ratio, tested on the basis of interest only payments due under the Loan, of not less than 1.5 (tested based on a trailing 6-calendar month basis), and has achieved a stabilized Occupancy Covenant of at least 80% tested based on a trailing 6-calendar month basis (the “Termination Date”). On the Termination Date, provided that no Event of Default has occurred under the Loan Documents, Guarantor’s Future Operating Deficits Guaranty Obligations will cease and terminate, and any remaining reserve amount deposited with Lender pursuant to paragraph (b) above will be released to Guarantor. Any prepayment made pursuant to paragraph (c) above, however, will not be refunded by Lender.

1.3 Debt Service Reserve Fund. In addition to the Guarantor’s Future Operating Deficit Guaranty Obligations, Guarantor hereby absolutely and unconditionally guarantees to Lender, the Borrower’s obligation to deposit of a reserve fund equal to approximately three (3) debt service payments on the fully funded Loan amount (or $202,000) upon completion of construction of the Facility and a condition to the final Advance of the Loan as set forth in Section 2.5(c) of the Loan Agreement (the “Debt Service Reserve Fund Guaranty”). Pursuant to the Debt Service Reserve Fund Agreement, Borrower has established the Debt Service Reserve Funds Escrow Account with Lender into which the Debt Service Reserve Funds will be deposited and has granted to Lender an assignment and security interest in such Debt Service Reserve Funds Escrow Account and all funds on deposit therein.

1.4 Guaranteed Recourse Obligations of Borrower. In addition to the Guarantor’s Future Operating Deficit Guaranty Obligations and the Debt Service Reserve Fund Guaranty Obligations, Guarantor shall also guarantee to Lender the prompt payment of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following occurring on or after the date hereof (collectively, the “Guaranteed Recourse Obligations of Borrower”):

(a) fraud, material misrepresentation, gross negligence or willful misconduct by Borrower, Lessee, Guarantor or any of their respective partners, officers, principals, members, any other guarantor or any other person authorized to make statements or representations, or act, on behalf of Borrower or Guarantor in connection with the Loan;

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(b) physical waste committed on the Mortgaged Property; damage to the Mortgaged Property as a result of the intentional misconduct or gross negligence of Borrower, Lessee, or any of their respective principals, officers, general partners or members, or any agent or employee of any such persons; or the removal of any portion of the Mortgaged Property in violation of the terms of the Loan Documents following an Event of Default;

(c) subject to any right to contest such matters, as provided in the Security Instrument, and to the extent accrued and/or payable prior to a foreclosure or delivery of a deed-in-lieu, failure to pay any valid taxes, assessments, mechanic’s liens, materialmen’s liens or other liens which could create liens on any portion of the Mortgaged Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant;

(d) all legal costs and expenses (including attorneys’ fees) reasonably incurred by Lender in connection with litigation or other legal proceedings involving the collection or enforcement of the Loan, this Guaranty or preservation of Lender’s rights under the Loan Documents or this Guaranty, including any costs incurred by Lender arising from or relating to the filing of a petition under the U.S. Bankruptcy Code by or against Borrower, Lessee, or Guarantor, other than those customarily incurred by a Lender in realizing upon its lien in an uncontested foreclosure sale after an undisputed default;

(e) the breach of any representation, warranty, covenant or indemnification provision in the Lessee’s Environmental Indemnity Agreement of even date herewith given by Lessee to Lender or in the Loan Agreement concerning Hazardous Materials Laws or Hazardous Substances;

(f) the misapplication or conversion by Borrower or Lessee of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property, (B) any awards or other amounts received by Borrower or Lessee in connection with the condemnation of all or a portion of the Mortgaged Property, or (C) any Rents by Borrower or Lessee following an Event of Default; and

(g) any security deposits or other refundable deposits collected by Borrower or Lessee with respect to the Mortgaged Property which are not delivered to Lender upon a foreclosure of the Mortgaged Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases (as defined in the Security Instrument) prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

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Notwithstanding anything to the contrary in the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the debt secured by the Security Instrument or to require that all collateral shall continue to secure all of the debt owing to Lender in accordance with the Loan Documents, and (B) Guarantor shall be liable for the full amount of the debt and all obligations of Borrower to Lender under the Loan Documents in the event that: (i) the first full monthly payment of principal and interest under the Note which becomes due after the date of this Guaranty is not paid when due; (ii) Borrower or Lessee fails to provide financial information required to be produced by Borrower or Lessee under any Loan Document within thirty (30) days after the date upon which such financial information is due and Lender has given at least fifteen (15) days prior written notice to Borrower or Lessee of such failure by Borrower or Lessee to provide such information; (iii) Borrower fails to maintain its status as a Single Purpose Entity (it being understood that, in the absence of a violation of any other provision of Section 5.4 of the Loan Agreement, Guarantor shall not have any recourse liability for any requirement in such section which required Borrower to remain solvent after the date of this Guaranty; or (iv) except for Permitted Encumbrances and/or Permitted Transfers, Borrower fails to obtain Lender’s prior written consent to any Transfer (as defined in the Security Instrument).

1.5 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.6 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.7 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

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1.8 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.9 Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Security Instrument or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Mortgaged Property, (v) the occurrence of any breach by Borrower or an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.10 Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

1.11 Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or any agreement, stipulation or settlement, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.12 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the

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Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise. Guarantor hereby waives all rights and defenses arising out of an election of remedies by Lender. Specifically, and without in any way limiting the foregoing, Guarantor hereby waives any rights of subrogation, indemnification, contribution or reimbursement or any right of recourse to or with respect to Borrower or the assets or property of Borrower or to any collateral for the Loan. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to Lender against Borrower, and Guarantor hereby waives any rights to enforce any remedy which Lender may have against Borrower and any right to participate in any collateral for the Loan. In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all indebtedness of Borrower to Lender, and agrees with Lender that Guarantor shall not demand or, during the continuance of an Event of Default, accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral for the Loan. Further, Guarantor shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents. If any amount shall nevertheless be paid to a Guarantor by Borrower or another Guarantor during the continuance of an Event of Default and prior to payment in full of the Obligations (hereinafter defined), such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law. Without limiting the foregoing Guarantor waives (i) Guarantor’s rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of any state law; (ii) any rights or defenses Guarantor may have in respect of its obligations as a guarantor by reason of any election of remedies by the Lender; and (iii) all rights and defenses that Guarantor may have because the Borrower’s debt is secured by real property. This means, among other things, Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and if Lender forecloses on any real property collateral pledged by Borrower, the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Borrower’s debt evidenced by the Note is secured by real property.

1.13 Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

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ARTICLE 2.

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Security Instrument, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Security Instrument or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Security Instrument or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5 Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or

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entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10 Offset. The Note, the Guaranteed Obligations and the liabilities and obligations of the Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11 Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

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2.12 Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

To induce Lender to consent to the Transfer and the Assumption, Guarantor represents and warrants to Lender as follows:

3.1 Benefit. Guarantor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

3.4 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

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ARTICLE 4.

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of an Event of Default or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

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4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement. debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE 5.

MISCELLANEOUS

5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2 Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing.

The addresses of the parties hereto are as follows:

If to Guarantor:

CNL Healthcare Trust, Inc.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Attn: Joseph T. Johnson, SVP and CFO and Holly Greer, SVP and General Counsel

with a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 N. Eola Drive

Orlando, Florida 32801

Attn: Peter Luis Lopez, Esq.

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If to Lender:

Synovus Bank

800 Shades Creek Parkway

Suite 325

Birmingham, Alabama 35209

Attn: Senior Housing and Healthcare Lending

with a copy to:

Burr & Forman LLP

420 North 20th Street

Suite 3400

Birmingham, Alabama 35203

Gail Livingston Mills, Esq.

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

5.3 Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Georgia and the applicable laws of the United States of America.

5.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

5.6 Parties Bound: Assignment, Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

5.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

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5.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11 Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Security Instrument, unless such term is otherwise specifically defined herein.

5.12 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

5.13 Waiver of Right To Trial By Jury. GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE SECURITY INSTRUMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM,

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COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND GUARANTOR ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY LENDER AND GUARANTOR.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be properly executed by its duly authorized representative as of the date first above written.

GUARANTOR:
WITNESS:
CNL HEALTHCARE TRUST, INC.,
a Maryland corporation
/s/ Cathleen A. Coffey

Print Name: Cathleen A. Coffey	By:	/s/ Joshua J. Taube
Joshua J. Taube
Vice President

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